Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tellurian Inc. of all references to our firm and information from our reserves report dated January 20, 2022, included in or made a part of Tellurian Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021, and our summary report attached as Exhibit 99.1 to the Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

December 30, 2022